For Release: August 8, 2022
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the second quarter 2022
(All dollars are in thousands, except per share amounts, unless otherwise noted)
The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for second quarter 2022 earnings, dated August 8, 2022, and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (the "Q2 2022 10-Q Quarterly Report").
Forward-looking and cautionary statements
This report contains forward-looking statements and information that are based on management's current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company's plans and expectations for future financial condition, results of operations or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “scheduled,” “should,” “will,” “would,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements.
The forward-looking statements are based on assumptions and analyses made by management in light of management's experience and its perception of historical trends, current conditions, expected future developments, and other factors that management believes are appropriate under the circumstances. These statements are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results and performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2021 (the "2021 Annual Report"), the "Risk Factors" section of the Company's Q2 2022 10-Q Quarterly Report, and subsequent reports filed by the Company with the SEC and include such risks and uncertainties as:
•risks and uncertainties related to the severity, magnitude, and duration of the coronavirus disease 2019 (“COVID-19”) pandemic, including changes in the macroeconomic environment and consumer behavior, restrictions on various activities intended to combat the pandemic, and volatility in market conditions resulting from the pandemic, including interest rates, the value of equities, and other financial assets;
•risks related to the ability to successfully maintain and increase allocated volumes of student loans serviced by the Company under existing and any future servicing contracts with the U.S. Department of Education (the "Department"), which current contracts accounted for 29 percent of the Company's revenue in 2021, risks to the Company related to the Department's initiatives to procure new contracts for federal student loan servicing, including the pending and uncertain nature of the Department's procurement process, risks that the Company may not be successful in obtaining any of such potential new contracts, and risks related to the Company's ability to comply with agreements with third-party customers for the servicing of Federal Direct Loan Program, Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), private education, and consumer loans;
•loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the FFEL Program, risks related to the use of derivatives to manage exposure to interest rate fluctuations, uncertainties regarding the expected benefits from purchased securitized and unsecuritized FFELP, private education, consumer, and other loans, or investment interests therein, and initiatives to purchase additional FFELP, private education, consumer, and other loans, and risks from changes in levels of loan prepayment or default rates;
•financing and liquidity risks, including risks of changes in the interest rate environment, such as risks from the recent increases in interest rates resulting from inflationary pressures and the transition from LIBOR to an alternative reference rate, and changes in the securitization and other financing markets for loans, including adverse changes resulting from recent market volatility resulting from rising interest rates and other economic pressures and from unanticipated repayment trends on student loans in the Company's securitization trusts that could accelerate or delay repayment of the associated bonds, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;
•risks from changes in the terms of education loans and in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs and budgets, such as changes resulting from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and the expected decline over time in FFELP loan interest income due to the discontinuation of new FFELP loan originations in 2010 and government initiatives or proposals to consolidate existing FFELP loans to Federal Direct Loan Program loans, otherwise encourage or allow FFELP loans to be refinanced with Federal Direct Loan Program loans, and/or create additional loan forgiveness or broad debt cancellation programs;
•risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors, including cybersecurity risks related to a disclosure of confidential loan borrower and other customer information, the potential disruption of the Company's systems or those of third-party vendors or customers, and/or the potential damage to the Company's reputation resulting from cyber-breaches;
•uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations;
•risks and uncertainties of the expected benefits from the November 2020 launch of Nelnet Bank operations, including the ability to successfully conduct banking operations and achieve expected market penetration;
•risks related to the expected benefits to the Company from its continuing investment in ALLO Holdings, LLC (referred to collectively with its subsidiary ALLO Communications LLC as "ALLO"), and risks related to investments in solar projects, including risks of not being able to realize tax credits which remain subject to recapture by taxing authorities;
•risks and uncertainties related to other initiatives to pursue additional strategic investments (and anticipated income therefrom), acquisitions, and other activities, including activities that are intended to diversify the Company both within and outside of its historical core education-related businesses;
•risks and uncertainties associated with climate change, including extreme weather events and related natural disasters, which could result in increased loan portfolio credit risks and other asset and operational risks, as well as risks and uncertainties associated with efforts to address climate change; and
•risks and uncertainties associated with litigation matters and with maintaining compliance with the extensive regulatory requirements applicable to the Company's businesses, reputational and other risks, including the risk of increased regulatory costs resulting from the politicization of student loan servicing, and uncertainties inherent in the estimates and assumptions about future events that management is required to make in the preparation of the Company's consolidated financial statements.
All forward-looking statements contained in this supplement are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update or revise its prior forward-looking statements to reflect actual results or changes in the Company's expectations, the Company disclaims any commitment to do so except as required by law.

Consolidated Statements of Income
(Dollars in thousands, except share data)
(unaudited)

	Three months ended			Six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Interest income:
Loan interest	$134,706	111,377	122,005	246,083	246,123
Investment interest	16,881	13,819	11,578	30,700	16,563
Total interest income	151,587	125,196	133,583	276,783	262,686
Interest expense on bonds and notes payable and bank deposits	73,642	48,079	49,991	121,721	77,764
Net interest income	77,945	77,117	83,592	155,062	184,922
Less provision (negative provision) for loan losses	9,409	(435)	374	8,974	(16,674)
Net interest income after provision for loan losses	68,536	77,552	83,218	146,088	201,596
Other income/expense:
Loan servicing and systems revenue	124,873	136,368	112,094	261,241	223,611
Education technology, services, and payment processing revenue	91,031	112,286	76,702	203,317	171,960
Other	12,647	9,877	22,921	22,524	18,317
Gain on sale of loans	—	2,989	15,271	2,989	15,271
Impairment expense and provision for beneficial interests, net	(6,284)	—	(500)	(6,284)	1,936
Derivative settlements, net	4,623	(2,809)	(5,374)	1,814	(9,678)
Derivative market value adjustments, net	40,401	145,734	(1,615)	186,135	37,194
Total other income/expense	267,291	404,445	219,499	671,736	458,611
Cost to provide education technology, services, and payment processing services	30,852	35,545	21,676	66,397	48,728
Operating expenses:
Salaries and benefits	141,398	149,414	118,968	290,813	234,759
Depreciation and amortization	18,250	16,956	20,236	35,206	40,419
Other expenses	36,940	39,499	32,587	76,439	69,286
Total operating expenses	196,588	205,869	171,791	402,458	344,464
Income before income taxes	108,387	240,583	109,250	348,969	267,015
Income tax expense	(25,483)	(55,697)	(26,237)	(81,180)	(61,098)
Net income	82,904	184,886	83,013	267,789	205,917
Net loss attributable to noncontrolling interests	2,225	1,761	854	3,987	1,548
Net income attributable to Nelnet, Inc.	$85,129	186,647	83,867	271,776	207,465
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$2.26	4.91	2.16	7.18	5.36
Weighted average common shares outstanding - basic and diluted	37,710,214	38,041,834	38,741,486	37,875,108	38,672,902

Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	As of	As of	As of
	June 30, 2022	December 31, 2021	June 30, 2021
Assets:
Loans and accrued interest receivable, net	$16,916,344	18,335,197	20,187,670
Cash, cash equivalents, and investments	2,116,949	1,714,482	1,480,946
Restricted cash	1,045,543	1,068,626	864,384
Goodwill and intangible assets, net	219,203	194,121	200,556
Other assets	325,974	365,615	295,307
Total assets	$20,624,013	21,678,041	23,028,863
Liabilities:
Bonds and notes payable	$16,115,269	17,631,089	19,381,835
Bank deposits	588,474	344,315	202,841
Other liabilities	829,125	749,799	615,569
Total liabilities	17,532,868	18,725,203	20,200,245
Equity:
Total Nelnet, Inc. shareholders' equity	3,097,382	2,951,206	2,833,800
Noncontrolling interests	(6,237)	1,632	(5,182)
Total equity	3,091,145	2,952,838	2,828,618
Total liabilities and equity	$20,624,013	21,678,041	23,028,863

Overview
The Company is a diverse, innovative company with a purpose to serve others and a vision to make dreams possible. The largest operating businesses engage in loan servicing and education technology, services, and payment processing, and the Company also has a significant investment in communications. A significant portion of the Company's revenue is net interest income earned on a portfolio of federally insured student loans. The Company also makes investments to further diversify both within and outside of its historical core education-related businesses including, but not limited to, investments in early-stage and emerging growth companies, real estate, and renewable energy (solar). The Company is also actively expanding its private education, consumer, and other loan portfolios, and in November 2020 launched Nelnet Bank.
GAAP Net Income and Non-GAAP Net Income, Excluding Adjustments
The Company prepares its financial statements and presents its financial results in accordance with GAAP. However, it also provides additional non-GAAP financial information related to specific items management believes to be important in the evaluation of its operating results and performance. A reconciliation of the Company's GAAP net income to net income, excluding derivative market value adjustments, and a discussion of why the Company believes providing this additional information is useful to investors, is provided below.

	Three months ended			Six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
GAAP net income attributable to Nelnet, Inc.	$85,129	186,647	83,867	271,776	207,465
Realized and unrealized derivative market value adjustments	(40,401)	(145,734)	1,615	(186,135)	(37,194)
Tax effect (a)	9,696	34,976	(388)	44,672	8,927
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$54,424	75,889	85,094	130,313	179,198

Earnings per share:
GAAP net income attributable to Nelnet, Inc.	$2.26	4.91	2.16	7.18	5.36
Realized and unrealized derivative market value adjustments	(1.07)	(3.83)	0.04	(4.91)	(0.96)
Tax effect (a)	0.25	0.91	—	1.17	0.23
Net income attributable to Nelnet, Inc., excluding derivative market value adjustments (b)	$1.44	1.99	2.20	3.44	4.63

(a) The tax effects are calculated by multiplying the realized and unrealized derivative market value adjustments by the applicable statutory income tax rate.
(b) "Derivative market value adjustments" includes both the realized portion of gains and losses (corresponding to variation margin received or paid on derivative instruments that are settled daily at a central clearinghouse) and the unrealized portion of gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP. "Derivative market value adjustments" does not include "derivative settlements" that represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms.
The accounting for derivatives requires that changes in the fair value of derivative instruments be recognized currently in earnings, with no fair value adjustment of the hedged item, unless specific hedge accounting criteria is met. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective; however, the Company’s derivative instruments do not qualify for hedge accounting. As a result, the change in fair value of derivative instruments is reported in current period earnings with no consideration for the corresponding change in fair value of the hedged item. Under GAAP, the cumulative net realized and unrealized gain or loss caused by changes in fair values of derivatives in which the Company plans to hold to maturity will equal zero over the life of the contract. However, the net realized and unrealized gain or loss during any given reporting period fluctuates significantly from period to period.
The Company believes these point-in-time estimates of asset and liability values related to its derivative instruments that are subject to interest rate fluctuations are subject to volatility mostly due to timing and market factors beyond the control of management, and affect the period-to-period comparability of the results of operations. Accordingly, the Company’s management utilizes operating results excluding these items for comparability purposes when making decisions regarding the Company’s performance and in presentations with credit rating agencies, lenders, and investors. Consequently, the Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance.

Operating Segments
The Company's reportable operating segments are described in note 1 of the notes to consolidated financial statements included in the 2021 Annual Report. They include:
•Loan Servicing and Systems ("LSS") - referred to as Nelnet Diversified Services ("NDS")
•Education Technology, Services, and Payment Processing ("ETS&PP") - referred to as Nelnet Business Services ("NBS")
•Asset Generation and Management ("AGM")
•Nelnet Bank
The Company earns fee-based revenue through its NDS and NBS operating segments. The Company earns net interest income on its loan portfolio, consisting primarily of FFELP loans, in its AGM operating segment. This segment is expected to generate significant amounts of cash as the FFELP portfolio amortizes. The Company actively works to maximize the amount and timing of cash flows generated by its FFELP portfolio and seeks to acquire additional loan assets to leverage its servicing scale and expertise to generate incremental earnings and cash flow.
On November 2, 2020, the Company obtained final approval for federal deposit insurance from the Federal Deposit Insurance Corporation ("FDIC") and for a bank charter from the Utah Department of Financial Institutions ("UDFI") in connection with the establishment of Nelnet Bank, and Nelnet Bank launched operations. Nelnet Bank operates as an internet industrial bank franchise focused on the private education loan marketplace, with a home office in Salt Lake City, Utah.
Other business activities and operating segments that are not reportable are combined and included in Corporate and Other Activities ("Corporate"). Corporate and Other Activities also includes income earned on certain investments and interest expense incurred on unsecured and other corporate related debt transactions.
The information below provides the operating results (income (loss) before income taxes) for each reportable operating segment and Corporate and Other Activities for the three and six months ended June 30, 2022 and 2021.

	Three months ended June 30,
	2022	2021	Certain Items Impacting Comparability (All dollar amounts below are pre-tax)
NDS	$13,488	15,513
NBS	14,687	17,232
AGM	99,348	78,916
•A net gain of $40.4 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting in the second quarter of 2022 as compared to a net loss of $1.6 million for the same period in 2021
•An increase of $8.2 million in net interest income due to an increase in FFELP core loan spread in 2022 as compared to 2021
•A decrease of $10.1 million in net interest income due to the decrease in the average balance of FFELP loans in the second quarter of 2022 as compared to 2021
•The recognition of an $8.8 million provision for loan losses in the second quarter of 2022, as compared to $0.3 million for the same period in 2021
•The recognition of a gain of $15.3 million on the sale of loans during the second quarter of 2021

Nelnet Bank	474	(268)
Corporate	(19,609)	(2,142)
•The recognition of a net loss of $16.9 million for the second quarter of 2022 related to the Company’s investment in ALLO, as compared to net income of $1.1 million for the same period in 2021. During the second quarter of 2021, the Company recorded an adjustment to reflect the cumulative net impact on prior periods (since the deconsolidation of ALLO on December 21, 2020) for the correction of an error that resulted in a $14.0 million increase to the Company’s ALLO investment balance and a corresponding pre-tax increase to income
•The recognition of an impairment charge of $6.3 million in the second quarter of 2022 related primarily to a venture capital investment and certain real estate leases (as the Company continues to downsize its facility footprint as a result of associates working from home)
•The recognition of a $15.2 million gain in the second quarter of 2022 as a result of the revaluation of the Company's previously held 50 percent ownership interests in NGWeb Solutions, LLC ("NextGen") (previously accounted for under the equity method) as a result of the Company purchasing an additional 30 percent ownership interests
•Investment income of $3.1 million in the second quarter of 2022 as compared to $14.3 million for the same period in 2021. During the second quarter of 2021, the Company recognized realized and unrealized gains from certain real estate and venture capital investments, including realized gains of $6.0 million from the sale of certain real estate investments.

Income before income taxes	108,387	109,250
Income tax expense	(25,483)	(26,237)
Net loss attributable to noncontrolling interests	2,225	854
Net income	$85,129	83,867

	Six months ended June 30,
	2022	2021	Certain Items Impacting Comparability (All dollar amounts below are pre-tax)
NDS	$25,580	31,596
NBS	47,800	48,206
AGM	312,777	220,524
•A net gain of $186.1 million related to changes in the fair values of derivative instruments that do not qualify for hedge accounting in the first half of 2022 as compared to a net gain of $37.2 million for the same period in 2021
•A decrease of $23.8 million in interest expense during the first quarter of 2021 as a result of the Company reversing a historical accrued interest liability on certain bonds, which liability the Company determined is no longer probable of being required to be paid
•The recognition of provision for loan losses of $8.0 million in the first half of 2022 as compared to negative provision of $17.2 million for the same period in 2021
•The recognition of a gain of $15.3 million on the sale of loans during the second quarter of 2021
•An increase of $8.4 million in net interest income due to an increase in FFELP core loan spread in 2022 as compared to 2021
•A decrease of $18.4 million in net interest income due to the decrease in the average balance of FFELP loans in the first half of 2022 as compared to 2021
•An increase of $6.3 million in investment interest income in 2022 as compared to 2021 primarily related to AGM's investments in private education loan beneficial interests obtained throughout 2021 as securitizations were being completed by the joint venture to purchase and securitize loans sold by Wells Fargo, and an increase of $4.1 million in revenue recognized during the first half of 2022 from serving as administrator and sponsor for such securitizations

Nelnet Bank	1,434	(1,519)
Corporate	(38,623)	(31,792)
•The recognition of a net loss of $30.1 million for the first half of 2022 related to the Company’s investment in ALLO, as compared to a net loss of $21.1 million for the same period in 2021
•The recognition of a $15.2 million gain in the second quarter of 2022 as a result of the revaluation of the Company's previously held 50 percent ownership interests in NextGen (previously accounted for under the equity method) as a result of the Company purchasing an additional 30 percent ownership interests
•Investment income of $11.9 million for the first half of 2022 as compared to $22.8 million for the same period in 2021. During the first half of 2021, the Company recognized realized and unrealized gains from certain real estate and venture capital investments, including realized gains of $11.1 million from the sale of certain real estate investments.
•The recognition of an impairment charge of $6.3 million in the second quarter of 2022 related primarily to a venture capital investment and certain real estate leases (as the Company continues to downsize its facility footprint as a result of associates working from home)

Income before income taxes	348,969	267,015
Income tax expense	(81,180)	(61,098)
Net loss attributable to noncontrolling interests	3,987	1,548
Net income	$271,776	207,465
Recent Developments
On April 19, 2022, the Department issued a press release, and the Department’s Office of Federal Student Aid (“FSA”) posted a related public announcement, which together announced, among other things, several adjustments, updates, and other changes under income-driven repayment (“IDR”) plans for federal student loans. In the announcements, the Department and FSA indicated that as part of these changes, any borrower with loans that have accumulated time in repayment, including time in certain forbearances and deferments, of at least 20 or 25 years will see automatic forgiveness, even if the borrower is not currently in an IDR plan, and that if a borrower has a commercially held FFEL Program loan, the borrower can only benefit from these changes if they consolidate their FFEL Program loan to a Federal Direct Loan Program loan before the Department completes implementation of these changes, which the Department estimates to be no sooner than January 1, 2023. In addition, on July 6, 2022, the Department announced the issuance of proposed regulations that would expand major student loan discharge programs under the Higher Education Act through changes related to borrower defense to repayment where there is a dispute with the higher education institution, the Public Service Loan Forgiveness program under the Federal Direct Loan Program, the interest capitalization rules, and closed school discharges, as well as other matters, which changes may also result in an increase in consolidations of FFELP loans into Federal Direct Loan Program loans. The announced changes have increased, and the Company currently believes these announced changes may continue to increase, FFEL Program loan prepayments. In addition, if the federal government and the Department initiate additional loan forgiveness or cancellation, other repayment options or plans, consolidation loan programs, or further extend the suspension of borrower payments under the CARES Act, such initiatives could also increase prepayments.

A significant increase in FFEL Program loan prepayments could have a materially adverse impact in future periods on the Company’s net interest income in its AGM operating segment, FFELP servicing revenue in the Company’s LSS operating segment, investment advisory services revenue earned by the Company’s SEC-registered investment advisor subsidiary (Whitetail Rock Capital Management, LLC) on FFELP loan asset-backed securities under management, and interest income earned on the Company’s FFELP loan asset-backed securities investments. In addition, student loan forgiveness or discharge under the Federal Direct Loan Program as a result of the changes described in the announcements and proposals could have a materially adverse impact on future revenue earned by the LSS operating segment under the Company’s government servicing contracts, including software services revenue earned by the Company in providing remote hosted services to other government servicers.
See “Risk Factors” in the Company's Q2 2022 10-Q Quarterly Report for additional information.

Segment Reporting
The following tables include the results of each of the Company's reportable operating segments reconciled to the consolidated financial statements.

	Three months ended June 30, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$246	874	140,396	5,212	6,235	(1,376)	151,587
Interest expense	20	—	69,708	1,639	3,652	(1,376)	73,642
Net interest income	226	874	70,688	3,573	2,583	—	77,945
Less provision (negative provision) for loan losses	—	—	8,827	582	—	—	9,409
Net interest income after provision for loan losses	226	874	61,861	2,991	2,583	—	68,536
Other income/expense:
Loan servicing and systems revenue	124,873	—	—	—	—	—	124,873
Intersegment revenue	8,381	7	—	—	—	(8,388)	—
Education technology, services, and payment processing revenue	—	91,031	—	—	—	—	91,031
Other	611	—	5,133	157	6,747	—	12,647
Gain on sale of loans	—	—	—	—	—	—	—
Impairment expense and provision for beneficial interests, net	—	—	—	—	(6,284)	—	(6,284)
Derivative settlements, net	—	—	4,623	—	—	—	4,623
Derivative market value adjustments, net	—	—	40,401	—	—	—	40,401
Total other income/expense	133,865	91,038	50,157	157	463	(8,388)	267,291
Cost of services	—	30,852	—	—	—	—	30,852
Operating expenses:
Salaries and benefits	83,220	32,120	614	1,714	23,729	—	141,398
Depreciation and amortization	5,318	2,698	—	4	10,230	—	18,250
Other expenses	13,507	6,750	3,543	899	12,241	—	36,940
Intersegment expenses, net	18,558	4,805	8,513	57	(23,545)	(8,388)	—
Total operating expenses	120,603	46,373	12,670	2,674	22,655	(8,388)	196,588
Income (loss) before income taxes	13,488	14,687	99,348	474	(19,609)	—	108,387
Income tax (expense) benefit	(3,237)	(3,525)	(23,844)	(106)	5,228	—	(25,483)
Net income (loss)	10,251	11,162	75,504	368	(14,381)	—	82,904
Net loss attributable to noncontrolling interests	—	53	—	—	2,172	—	2,225
Net income (loss) attributable to Nelnet, Inc.	$10,251	11,215	75,504	368	(12,209)	—	85,129

	Three months ended March 31, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$67	339	118,598	3,030	3,992	(828)	125,196
Interest expense	24	—	46,003	856	2,026	(828)	48,079
Net interest income	43	339	72,595	2,174	1,966	—	77,117
Less provision (negative provision) for loan losses	—	—	(864)	429	—	—	(435)
Net interest income after provision for loan losses	43	339	73,459	1,745	1,966	—	77,552
Other income/expense:
Loan servicing and systems revenue	136,368	—	—	—	—	—	136,368
Intersegment revenue	8,480	3	—	—	—	(8,483)	—
Education technology, services, and payment processing revenue	—	112,286	—	—	—	—	112,286
Other	740	—	6,511	1,500	1,125	—	9,877
Gain on sale of loans	—	—	2,989	—	—	—	2,989
Impairment expense and provision for beneficial interests, net	—	—	—	—	—	—	—
Derivative settlements, net	—	—	(2,809)	—	—	—	(2,809)
Derivative market value adjustments, net	—	—	145,734	—	—	—	145,734
Total other income/expense	145,588	112,289	152,425	1,500	1,125	(8,483)	404,445
Cost of services	—	35,545	—	—	—	—	35,545
Operating expenses:
Salaries and benefits	91,972	31,286	591	1,554	24,012	—	149,414
Depreciation and amortization	4,954	2,315	—	3	9,684	—	16,956
Other expenses	16,213	5,764	3,033	682	13,804	—	39,499
Intersegment expenses, net	20,398	4,605	8,831	45	(25,396)	(8,483)	—
Total operating expenses	133,537	43,970	12,455	2,284	22,104	(8,483)	205,869
Income (loss) before income taxes	12,094	33,113	213,429	961	(19,013)	—	240,583
Income tax (expense) benefit	(2,903)	(7,947)	(51,223)	(223)	6,598	—	(55,697)
Net income (loss)	9,191	25,166	162,206	738	(12,415)	—	184,886
Net loss attributable to noncontrolling interests	—	—	—	—	1,761	—	1,761
Net income (loss) attributable to Nelnet, Inc.	$9,191	25,166	162,206	738	(10,654)	—	186,647

	Three months ended June 30, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$30	210	129,965	2,041	1,524	(187)	133,583
Interest expense	23	—	48,670	392	1,093	(187)	49,991
Net interest income	7	210	81,295	1,649	431	—	83,592
Less provision (negative provision) for loan losses	—	—	305	69	—	—	374
Net interest income after provision for loan losses	7	210	80,990	1,580	431	—	83,218
Other income/expense:
Loan servicing and systems revenue	112,094	—	—	—	—	—	112,094
Intersegment revenue	8,480	3	—	—	—	(8,483)	—
Education technology, services, and payment processing revenue	—	76,702	—	—	—	—	76,702
Other	701	—	2,316	4	19,900	—	22,921
Gain on sale of loans	—	—	15,271	—	—	—	15,271
Impairment expense and provision for beneficial interests, net	—	—	—	—	(500)	—	(500)
Derivative settlements, net	—	—	(5,374)	—	—	—	(5,374)
Derivative market value adjustments, net	—	—	(1,615)	—	—	—	(1,615)
Total other income/expense	121,275	76,705	10,598	4	19,400	(8,483)	219,499
Cost of services	—	21,676	—	—	—	—	21,676
Operating expenses:
Salaries and benefits	68,388	27,094	556	1,578	21,351	—	118,968
Depreciation and amortization	7,974	2,956	—	—	9,305	—	20,236
Other expenses	13,273	4,437	3,567	237	11,074	—	32,587
Intersegment expenses, net	16,134	3,520	8,549	37	(19,757)	(8,483)	—
Total operating expenses	105,769	38,007	12,672	1,852	21,973	(8,483)	171,791
Income (loss) before income taxes	15,513	17,232	78,916	(268)	(2,142)	—	109,250
Income tax (expense) benefit	(3,723)	(4,136)	(18,940)	64	497	—	(26,237)
Net income (loss)	11,790	13,096	59,976	(204)	(1,645)	—	83,013
Net loss attributable to noncontrolling interests	—	—	—	—	854	—	854
Net income (loss) attributable to Nelnet, Inc.	$11,790	13,096	59,976	(204)	(791)	—	83,867

	Six months ended June 30, 2022
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$313	1,213	258,994	8,241	10,227	(2,205)	276,783
Interest expense	44	—	115,711	2,494	5,678	(2,205)	121,721
Net interest income	269	1,213	143,283	5,747	4,549	—	155,062
Less provision (negative provision) for loan losses	—	—	7,963	1,011	—	—	8,974
Net interest income after provision for loan losses	269	1,213	135,320	4,736	4,549	—	146,088
Other income/expense:
Loan servicing and systems revenue	261,241	—	—	—	—	—	261,241
Intersegment revenue	16,860	10	—	—	—	(16,870)	—
Education technology, services, and payment processing revenue	—	203,317	—	—	—	—	203,317
Other	1,350	—	11,644	1,659	7,872	—	22,524
Gain on sale of loans	—	—	2,989	—	—	—	2,989
Impairment expense and provision for beneficial interests, net	—	—	—	—	(6,284)	—	(6,284)
Derivative settlements, net	—	—	1,814	—	—	—	1,814
Derivative market value adjustments, net	—	—	186,135	—	—	—	186,135
Total other income/expense	279,451	203,327	202,582	1,659	1,588	(16,870)	671,736
Cost of services	—	66,397	—	—	—	—	66,397
Operating expenses:
Salaries and benefits	175,192	63,406	1,205	3,268	47,742	—	290,813
Depreciation and amortization	10,272	5,013	—	7	19,914	—	35,206
Other expenses	29,721	12,514	6,576	1,584	26,045	—	76,439
Intersegment expenses, net	38,955	9,410	17,344	102	(48,941)	(16,870)	—
Total operating expenses	254,140	90,343	25,125	4,961	44,760	(16,870)	402,458
Income (loss) before income taxes	25,580	47,800	312,777	1,434	(38,623)	—	348,969
Income tax (expense) benefit	(6,139)	(11,472)	(75,066)	(328)	11,826	—	(81,180)
Net income (loss)	19,441	36,328	237,711	1,106	(26,797)	—	267,789
Net loss attributable to noncontrolling interests	—	53	—	—	3,934	—	3,987
Net income (loss) attributable to Nelnet, Inc.	$19,441	36,381	237,711	1,106	(22,863)	—	271,776

	Six months ended June 30, 2021
	Loan Servicing and Systems	Education Technology, Services, and Payment Processing	Asset Generation and Management	Nelnet Bank	Corporate and Other Activities	Eliminations	Total
Total interest income	$63	473	256,367	3,418	2,770	(405)	262,686
Interest expense	47	—	75,620	586	1,916	(405)	77,764
Net interest income	16	473	180,747	2,832	854	—	184,922
Less provision (negative provision) for loan losses	—	—	(17,165)	491	—	—	(16,674)
Net interest income after provision for loan losses	16	473	197,912	2,341	854	—	201,596
Other income/expense:
Loan servicing and systems revenue	223,611	—	—	—	—	—	223,611
Intersegment revenue	16,748	6	—	—	—	(16,754)	—
Education technology, services, and payment processing revenue	—	171,960	—	—	—	—	171,960
Other	1,814	—	2,760	26	13,716	—	18,317
Gain on sale of loans	—	—	15,271	—	—	—	15,271
Impairment expense and provision for beneficial interests, net	—	—	2,436	—	(500)	—	1,936
Derivative settlements, net	—	—	(9,678)	—	—	—	(9,678)
Derivative market value adjustments, net	—	—	37,194	—	—	—	37,194
Total other income/expense	242,173	171,966	47,983	26	13,216	(16,754)	458,611
Cost of services	—	48,728	—	—	—	—	48,728
Operating expenses:
Salaries and benefits	134,846	53,035	1,051	3,065	42,761	—	234,759
Depreciation and amortization	16,166	6,027	—	—	18,225	—	40,419
Other expenses	26,557	9,259	7,344	781	25,346	—	69,286
Intersegment expenses, net	33,024	7,184	16,976	40	(40,470)	(16,754)	—
Total operating expenses	210,593	75,505	25,371	3,886	45,862	(16,754)	344,464
Income (loss) before income taxes	31,596	48,206	220,524	(1,519)	(31,792)	—	267,015
Income tax (expense) benefit	(7,583)	(11,570)	(52,926)	351	10,630	—	(61,098)
Net income (loss)	24,013	36,636	167,598	(1,168)	(21,162)	—	205,917
Net loss attributable to noncontrolling interests	—	—	—	—	1,548	—	1,548
Net income (loss) attributable to Nelnet, Inc.	$24,013	36,636	167,598	(1,168)	(19,614)	—	207,465

Loan Servicing and Systems Revenue
The following table provides disaggregated revenue by service offering for the Loan Servicing and Systems operating segment.

	Three month ended			Six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Government servicing	$98,815	109,125	79,239	207,940	157,413
Private education and consumer loan servicing	12,122	12,873	12,816	24,995	21,364
FFELP servicing	4,011	4,248	4,703	8,259	9,373
Software services	7,907	7,400	7,374	15,308	15,827
Outsourced services and other	2,018	2,722	7,962	4,739	19,634
Loan servicing and systems revenue	$124,873	136,368	112,094	261,241	223,611
Loan Servicing Volumes

	As of
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Servicing volume (dollars in millions):
Government	$443,248	453,681	452,450	461,054	478,402	507,653	542,398
FFELP	30,763	30,084	29,361	28,244	26,916	25,646	24,224
Private and consumer	16,226	21,397	24,758	24,229	23,702	23,433	22,838
Total	$490,237	505,162	506,569	513,527	529,020	556,732	589,460

Number of servicing borrowers:
Government	13,251,930	13,301,364	13,253,051	13,570,056	14,196,520	14,727,860	15,426,607
FFELP	1,300,677	1,233,461	1,198,863	1,150,214	1,092,066	1,034,913	977,785
Private and consumer	636,136	882,477	1,039,537	1,097,252	1,065,439	1,030,863	998,454
Total	15,188,743	15,417,302	15,491,451	15,817,522	16,354,025	16,793,636	17,402,846

Number of remote hosted borrowers:	6,555,841	4,307,342	4,338,570	4,548,541	4,799,368	5,487,943	5,738,381
Education Technology, Services, and Payment Processing
The following table provides disaggregated revenue by servicing offering for the Education Technology, Services, and Payment Processing operating segment.

	Three months ended			Six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Tuition payment plan services	$27,637	30,716	26,538	58,352	56,088
Payment processing	27,968	38,071	25,008	66,039	58,046
Education technology and services	34,956	43,251	24,930	78,207	57,457
Other	470	248	226	719	369
Education technology, services, and payment processing revenue	$91,031	112,286	76,702	203,317	171,960

Other Income/Expense
The following table summarizes the components of "other" in "other income/expense" on the consolidated statements of income:

	Three months ended			Six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Income/gains from investments, net	$18,127	11,856	15,591	29,983	24,089
Borrower late fee income	2,436	2,431	744	4,867	1,184
ALLO preferred return	2,140	2,117	2,020	4,257	4,342
Administration/sponsor fee income	2,012	2,123	—	4,134	—
Investment advisory services	1,482	1,282	1,145	2,764	3,842
Loss from ALLO voting membership interest investment	(16,941)	(13,130)	1,094	(30,071)	(21,125)
Loss from solar investments	(1,854)	(1,030)	(2,302)	(2,884)	(3,982)
Other	5,245	4,228	4,629	9,474	9,967
Other income	$12,647	9,877	22,921	22,524	18,317
Derivative Settlements
The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended			Six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
1:3 basis swaps	$931	396	(221)	1,327	(240)
Interest rate swaps - floor income hedges	3,692	(3,205)	(5,153)	487	(9,438)
Total derivative settlements - income (expense)	$4,623	(2,809)	(5,374)	1,814	(9,678)

Loans and Accrued Interest Receivable and Allowance for Loan Losses
Loans and accrued interest receivable and allowance for loan losses consisted of the following:

	As of	As of	As of
	June 30, 2022	December 31, 2021	June 30, 2021
Non-Nelnet Bank:
Federally insured student loans:
Stafford and other	$3,548,901	3,904,000	4,420,716
Consolidation	11,880,710	13,187,047	14,518,148
Total	15,429,611	17,091,047	18,938,864
Private education loans	272,943	299,442	350,094
Consumer and other loans	152,583	51,301	42,767
Non-Nelnet Bank loans	15,855,137	17,441,790	19,331,725
Nelnet Bank:
Federally insured student loans	77,428	88,011	97,167
Private education loans	346,125	169,890	93,404
Nelnet Bank loans	423,553	257,901	190,571

Accrued interest receivable	780,691	788,552	834,989
Loan discount, net of unamortized loan premiums and deferred origination costs	(22,613)	(25,933)	(23,896)
Allowance for loan losses:
Non-Nelnet Bank:
Federally insured loans	(92,593)	(103,381)	(120,802)
Private education loans	(15,253)	(16,143)	(19,403)
Consumer and other loans	(10,576)	(6,481)	(4,702)
Non-Nelnet Bank allowance for loan losses	(118,422)	(126,005)	(144,907)
Nelnet Bank:
Federally insured loans	(258)	(268)	(245)
Private education loans	(1,744)	(840)	(567)
Nelnet Bank allowance for loan losses	(2,002)	(1,108)	(812)
	$16,916,344	18,335,197	20,187,670
The following table summarizes the allowance for loan losses as a percentage of the ending loan balance for each of the Company's loan portfolios.

	As of	As of	As of
	June 30, 2022	December 31, 2021	June 30, 2021
Non-Nelnet Bank:
Federally insured student loans (a)	0.60%	0.60%	0.64%
Private education loans	5.59%	5.39%	5.54%
Consumer and other loans (b)	6.93%	12.63%	10.99%
Nelnet Bank:
Federally insured student loans (a)	0.33%	0.30%	0.25%
Private education loans	0.50%	0.49%	0.61%
(a)    As of June 30, 2022, December 31, 2021, and June 30, 2021, the allowance for loan losses as a percent of the risk sharing component of federally insured student loans not covered by the federal guaranty for non-Nelnet Bank was 21.8%, 22.2%, and 23.8%, respectively, and for Nelnet Bank was 13.2%, 12.1%, and 10.0%, respectively.
(b)    During the second quarter of 2022, the Company purchased home equity loans that generally have lower default rates than unsecured consumer loans. As such, the allowance for loan losses as a percentage of the ending loan balance has decreased as of June 30, 2022 as compared to December 31, 2021.

Loan Activity
The following table sets forth the activity of the Company's loan portfolios:

	Three months ended			Six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Non-Nelnet Bank:
Beginning balance	$16,618,627	17,441,790	19,030,223	17,441,790	19,559,108
Loan acquisitions:
Federally insured student loans	43,747	10,202	697,738	53,949	762,469
Private education loans	6,484	1,026	63,413	7,510	86,451
Consumer and other loans	118,012	18,522	20,924	136,534	40,380
Total loan acquisitions	168,243	29,750	782,075	197,993	889,300
Repayments, claims, capitalized interest, participations, and other, net	(478,461)	(447,140)	(190,130)	(925,601)	(596,695)
Loans lost to external parties	(453,158)	(387,648)	(213,026)	(840,806)	(442,571)
Loans sold	(114)	(18,125)	(77,417)	(18,239)	(77,417)
Ending balance	$15,855,137	16,618,627	19,331,725	15,855,137	19,331,725

Nelnet Bank:
Beginning balance	$368,257	257,901	79,231	257,901	17,543
Federally insured student loan acquisitions	—	—	99,973	—	99,973
Private education loan originations	75,204	130,342	21,246	205,546	86,155
Repayments	(17,373)	(18,394)	(9,004)	(35,767)	(10,998)
Sales to AGM segment	(2,535)	(1,592)	(875)	(4,127)	(2,102)
Ending balance	$423,553	368,257	190,571	423,553	190,571
The Company has also purchased partial ownership in certain private education, consumer, and federally insured student loan securitizations that are accounted for as held-to-maturity beneficial interest investments and included in "investments and notes receivable" in the Company's consolidated financial statements. As of the latest remittance reports filed by the various trusts prior to or as of June 30, 2022, the Company’s ownership correlates to approximately $650 million, $160 million, and $430 million of private education, consumer, and federally insured student loans, respectively, included in these securitizations. The loans held in these securitizations are not included in the above table.

Loan Spread Analysis
The following table analyzes the loan spread on AGM’s portfolio of loans, which represents the spread between the yield earned on loan assets and the costs of the liabilities and derivative instruments used to fund the assets.

	Three months ended			Six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Variable loan yield, gross	3.59%	2.75%	2.63%	3.16%	2.67%
Consolidation rebate fees	(0.85)	(0.85)	(0.84)	(0.85)	(0.85)
Discount accretion, net of premium and deferred origination costs amortization	0.03	0.03	0.01	0.03	0.01
Variable loan yield, net	2.77	1.93	1.80	2.34	1.83
Loan cost of funds - interest expense (a)	(1.73)	(1.09)	(1.04)	(1.41)	(1.06)
Loan cost of funds - derivative settlements (b) (c)	0.02	0.01	(0.01)	0.02	(0.00)
Variable loan spread	1.06	0.85	0.75	0.95	0.77
Fixed rate floor income, gross	0.46	0.68	0.78	0.57	0.76
Fixed rate floor income - derivative settlements (b) (d)	0.09	(0.08)	(0.12)	0.01	(0.10)
Fixed rate floor income, net of settlements on derivatives	0.55	0.60	0.66	0.58	0.66
Core loan spread	1.61%	1.45%	1.41%	1.53%	1.43%

Average balance of AGM's loans	$16,437,861	17,208,909	18,958,042	16,823,385	19,226,022
Average balance of AGM's debt outstanding	15,923,648	16,773,698	18,656,465	16,335,310	18,905,249
(a)    During the first quarter of 2021, the Company reversed a historical accrued interest liability of $23.8 million on certain bonds, which liability the Company determined is no longer probable of being required to be paid. The liability was initially recorded when certain asset-backed securitizations were acquired in 2011 and 2013. The reduction of this liability is reflected in (a reduction of) "interest expense on bonds and notes payable and bank deposits" in the consolidated statements of income and the impact of this reduction to interest expense was excluded from the table above.
(b)    Derivative settlements represent the cash paid or received during the current period to settle with derivative instrument counterparties the economic effect of the Company's derivative instruments based on their contractual terms. Derivative accounting requires that net settlements with respect to derivatives that do not qualify for "hedge treatment" under GAAP be recorded in a separate income statement line item below net interest income. The Company maintains an overall risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. As such, management believes derivative settlements for each applicable period should be evaluated with the Company’s net interest income (loan spread) as presented in this table. The Company reports this non-GAAP information because the Company believes that it provides additional information regarding operational and performance indicators that are closely assessed by management. There is no comprehensive, authoritative guidance for the presentation of such non-GAAP information, which is only meant to supplement GAAP results by providing additional information that management utilizes to assess performance. See "Derivative Settlements" included in this supplement for the net settlement activity recognized by the Company for each type of derivative for the periods presented in the table.
A reconciliation of core loan spread, which includes the impact of derivative settlements on loan spread, to loan spread without derivative settlements follows.

	Three months ended			Six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Core loan spread	1.61%	1.45%	1.41%	1.53%	1.43%
Derivative settlements (1:3 basis swaps)	(0.02)	(0.01)	0.01	(0.02)	0.00
Derivative settlements (fixed rate floor income)	(0.09)	0.08	0.12	(0.01)	0.10
Loan spread	1.50%	1.52%	1.54%	1.50%	1.53%

(c)    Derivative settlements consist of net settlements received (paid) related to the Company’s 1:3 basis swaps.
(d)    Derivative settlements consist of net settlements received (paid) related to the Company’s floor income interest rate swaps.

A trend analysis of AGM's core and variable loan spreads is summarized below.

Core and Variable Loan Spreads
Asset / Liability Base Rate Spread (a)
1.80%
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.45%
0.40%
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
-0.05%
-0.10%
-0.15%
-0.20%
1.45%
1.41%
1.42%
1.36%
1.45%
1.61%
0.11%
0.11%
0.09%
0.09%
(0.01%)
(0.16%)
0.80%
0.75%
0.78%
0.71%
0.85%
1.06%
Q1 21
Q2 21
Q3 21
Q4 21
Q1 22
Q2 22
Core
Variable
Asset/Liability Base Rate Spread

(a)    The interest earned on a large portion of AGM's FFELP student loan assets is indexed to the one-month LIBOR rate. AGM funds a portion of its assets with three-month LIBOR indexed floating rate securities. The relationship between the indices in which AGM earns interest on its loans and funds such loans has a significant impact on loan spread. This table (the right axis) shows the difference between AGM's liability base rate and the one-month LIBOR rate by quarter.
The difference between variable loan spread and core loan spread is fixed rate floor income earned on a portion of AGM's federally insured student loan portfolio. A summary of fixed rate floor income and its contribution to core loan spread follows:

	Three months ended			Six months ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Fixed rate floor income, gross	$18,292	28,993	36,639	47,285	72,178
Derivative settlements (a)	3,692	(3,205)	(5,153)	487	(9,438)
Fixed rate floor income, net	$21,984	25,788	31,486	47,772	62,740
Fixed rate floor income contribution to spread, net	0.55%	0.60%	0.66%	0.58%	0.66%

(a)    Derivative settlements consist of net settlements received (paid) related to the Company's derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income
The following table shows AGM’s federally insured student loan assets that were earning fixed rate floor income as of June 30, 2022.

Fixed interest rate range	Borrower/lender weighted average yield	Estimated variable conversion rate (a)	Loan balance
3.5 - 3.99%	3.81%	1.17%	$390,523
4.0 - 4.49%	4.20%	1.56%	812,050
4.5 - 4.99%	4.71%	2.07%	516,568
5.0 - 5.49%	5.22%	2.58%	355,095
5.5 - 5.99%	5.67%	3.03%	224,241
6.0 - 6.49%	6.19%	3.55%	263,638
6.5 - 6.99%	6.70%	4.06%	258,430
7.0 - 7.49%	7.17%	4.53%	96,676
7.5 - 7.99%	7.71%	5.07%	182,195
8.0 - 8.99%	8.18%	5.54%	424,181
> 9.0%	9.05%	6.41%	164,979
			$3,688,576

(a)    The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of June 30, 2022, the weighted average estimated variable conversion rate was 3.02% and the short-term interest rate was 100 basis points.
The following table summarizes the outstanding derivative instruments as of June 30, 2022 used by AGM to economically hedge loans earning fixed rate floor income.

Maturity	Notional amount	Weighted average fixed rate paid by the Company (a)

2023	$250,000	0.32%
2024	2,250,000	0.35
2026	500,000	1.02
2031	100,000	1.53
	$3,100,000	0.49%

(a)    For all interest rate derivatives, the Company receives discrete three-month LIBOR.